Exhibit 107.1

Calculation of Filing Fee Tables

Rule 424(b)(2)

(Form Type)

Citigroup Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	5.174% Fixed Rate / Floating Rate Notes due 2030	Rule 457(r) and 457(p)	$3,000,000,000	100%	$3,000,000,000	$147.60 per million	$442,800	N/A	N/A	N/A	N/A

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts					$3,000,000,000			$442,800

	Total Fees Previously Paid								N/A

	Total Fee Offsets								$442,800

	Net Fee Due								$0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fees Offset Claims	Citigroup Inc. Citigroup Global Markets Holdings Inc.	S-3	333-255302	April 16, 2021	N/A	$442,800	Unallocated	(1)	(1)	(1)	$442,800

Fees Offset Sources	Citigroup Inc. Citigroup Global Markets Holdings Inc.	S-3	333-255302		April 16, 2021						$442,800

The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering. The maximum aggregate amount of this offering is $3,000,000,000.

(1)

The Registrant previously registered an indeterminate amount of securities having an aggregate offering price of up to $90 billion pursuant to a Registration Statement on Form S-3 No. 333-255302, filed on April 16, 2021 and amended on May 7, 2021 (the “Prior Registration Statement”), and paid a total registration fee of $9,819,000. Pursuant to Rule 457(p), $942,865.23 of the registration fees paid in connection with $13,389,598,850 amount of unsold securities registered on the Prior Registration Statement (the offering of which unsold securities has been terminated) can be applied to registration fees due under this Registration Statement. After the filing of the final prospectus supplement to which this Exhibit is attached, $500,065.23 of registration fees paid in connection with the Prior Registration Statement remain available for future fee offsets under this Registration Statement.